Exhibit 10.2

SUBSCRIPTION AGREEMENT

10% Senior Secured Notes, each in the principal amount of US$1,000

TO:	Vista Gold Corp. (the “Corporation”)
AND TO:	Casimir Capital L.P. (the “Agent”)

The undersigned (hereinafter referred to as the “Subscriber”) hereby irrevocably agrees to subscribe, at a subscription price of US$1,000 each, for 10% senior secured notes of the Corporation, each in the principal amount of US$1,000 (each a “Senior Secured Note” or “Note”).  Each Senior Secured Note is convertible, in whole or in part, at the option of the Subscriber, at any time following the closing date and up to and including maturity into fully paid common shares (the “Note Shares”) at US$6.00 per Note Share.  The Company shall have the right to force the conversion of the Notes on the date which is the 15th trading day after receiving notice from the Company that the weighted average price of the common shares on the American Stock Exchange has been equal to or greater than US$9.00 for a period of at least 15 consecutive trading days commencing on the first anniversary of the closing date of the offering (an “Acceleration Event”).  The Senior Secured Notes shall be issued pursuant to and shall have the terms and conditions more particularly described in an indenture to be entered into between the Corporation and a third party institutional trustee, on or before the Closing Date.  The Subscriber hereby irrevocably agrees to subscribe for the Notes upon and subject to the terms and conditions set forth in the attached “TERMS AND CONDITIONS OF SUBSCRIPTION FOR SECURITIES OF VISTA GOLD CORP.” (of which this face page forms a part and which, together with the attached Schedules, are referred to as the “Subscription Agreement”).

(Name of subscriber - please print) (hereinafter referred to as the “Subscriber”)	Number of Notes	Aggregate Subscription Price

By:		The Subscriber owns, directly or indirectly, the following
(Authorized Signature)		securities of the Corporation:

(Official Capacity or Title if Subscriber is a corporation - please print)		The Subscriber is ☐ or is not ☐ an insider of the Corporation; or The Subscriber is ☐ or is not ☐ a member of the pro group of the Corporation [Please check the applicable box(s)]

(Please print name of individual whose signature appears above if different than the name of the Subscriber printed above)		Please complete if purchasing as agent or trustee for a principal (beneficial purchaser) (a “Disclosed Principal”) and not purchasing as trustee or agent for accounts fully managed by

(Subscriber’s Address)		Name of Disclosed Principal (please print)

Disclosed Principal’s Address

(Telephone Number) (Email Address)		Disclosed Principal’s Telephone Number

Register the Senior Secured Notes as set forth below:		Deliver the Senior Secured Notes as set forth below:

Name		Name

Account reference, if applicable		Account reference, if applicable

Address		Address

Telephone number

ACCEPTANCE: The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement and the Corporation represents and warrants to the Subscriber that the representations and warranties made by the Corporation to the Agent in the Agency Agreement (as defined below) are true and correct in all material respects as of the Closing Date (as defined below) (other than as waived in whole or in part by the Agent) and that the Subscriber is entitled to rely thereon as if the Subscriber were a party thereto.

DATED this day of , 2008.	VISTA GOLD CORP.

Per:

THIS IS THE FIRST PAGE OF A SUBSCRIPTION AGREEMENT COMPRISING 17 PAGES (NOT INCLUSIVE OF SCHEDULES).  THE SUBSCRIBER MUST PROVIDE THE INFORMATION REQUESTED ON THIS FACE PAGE, EXECUTE THIS FACE PAGE AND, IN ALL CASES, SCHEDULE “A” - U.S. ACCREDITED INVESTOR STATUS CERTIFICATE, AND RETURN ONE FULLY EXECUTED COPY OF THE SUBSCRIPTION AGREEMENT, INCLUDING THESE DOCUMENTS (WHERE APPLICABLE) WITH THE SUBSCRIPTION FUNDS PAYABLE TO THE AGENT.

TERMS AND CONDITIONS OF SUBSCRIPTION FOR SECURITIES
OF VISTA GOLD CORP.

Recitals:

WHEREAS the Subscriber has agreed to invest an amount equal to the Investment (as hereinafter defined) in the Corporation (as hereinafter defined) by subscribing for the Notes;

WHEREAS the Subscriber acknowledges that the issuance of the Notes is part of a larger offering of up to 30,000 Notes at an issue price of US$1,000 per Note for aggregate gross proceeds of up to US$30,000,000 and is also subject to an over-allotment option, to be exercised at the sole discretion of Casimir Capital L.P. to sell up to an additional US$2,000,000 in Notes; and

WHEREAS in consideration of the Subscriber entering into the Subscription Agreement and subscribing for the Notes, the Corporation agrees to issue the Notes, upon the terms and conditions herein set forth;

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and agreements herein contained, it is mutually declared, covenanted and agreed by and between the parties as follows.

1.             Definitions

In the Subscription Agreement, including the recitals hereof, unless the context otherwise requires:

(a)           “Accredited Investor” means “accredited investor” as defined in subsection (a) of Rule 501 of Regulation D;

(b)          “Agent” means Casimir Capital L.P.;

(c)           “Agency Agreement” means the agency agreement in respect of the Offering to be dated on or before the Closing Date between the Corporation and the Agent pursuant to which the Agent, in connection with the offer and sale of the Notes, will receive a fee from the Corporation;

(d)          “Closing” means the delivery and payment for the Notes, which may occur in stages on different dates, to take place at 10:00 a.m., P.S.T., on the Closing Date;

(e)           “Closing Date” means a date on which a Closing occurs currently scheduled for February •, 2008 or such earlier or later dates, which the Corporation and the Agent may agree;

(f)             “Common Share” means one (1) fully paid and non-assessable common share in the share capital of the Corporation;

(g)          “Corporation” means Vista Gold Corp.;

(h)          “Investment” means the Subscription Price multiplied by the total number of Notes subscribed for hereunder, which total amount has been paid by the Subscriber to the Agent for the Corporation for the Notes pursuant to Clause 2.2 hereof;

(i)              “Note Shares” means the Common Shares issuable on conversion of the Senior Secured Notes;

(j)              “Offering” means the offering of up to 30,000 Notes by way of private placement for aggregate proceeds of up to US$30,000,000, with an over-allotment option, to be exercised at the sole discretion of Casimir Capital L.P. to sell up to an additional US$2,000,000 in Notes;

(k)           “Regulation D” means Regulation D promulgated by the SEC under the U.S. Securities Act;

(l)              “Regulation S” means Regulation S promulgated by the SEC under the U.S. Securities Act;

(m)        “SEC” means the United States Securities and Exchange Commission;

(n)          “Securities” means the Senior Secured Notes and the Note Shares;

(o)          “Securities Laws” means, as applicable, the securities laws, regulations, rules, rulings and orders in each of the provinces of Canada, the applicable policy statements issued by the securities regulators in each of the provinces of Canada and the rules of the Toronto Stock Exchange and the American Stock Exchange, as well as the U.S. Securities Act , the U.S. Exchange Act, state securities laws and, in each case the rules and regulations adopted thereunder;

(p)          “Senior Secured Note” or “Note” means a 10% senior secured note of the Corporation in the principal amount of US$1,000, issued pursuant to and having the terms and conditions more particularly described in indenture to be entered into between the Corporation and a third party institutional trustee, on or before the Closing Date

(q)          “Subscription Price” means US$1,000 per Note;

(r)             “U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

(s)           “U.S. Person” means a U.S. person as defined in Regulation S;

(t)             “U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

(u)          “U.S. Subscriber” means (a) any U.S. Person purchasing the Notes, (b) any person purchasing the Notes in the United States, (c) any person purchasing Notes on behalf of, or for the account or benefit of, any U.S. Person or person in the United States, (d) any person that receives or received an offer to purchase the Notes while in the United States, and (e) any person that is in the United States at the time the Purchaser’s buy order was made or this Subscription Agreement was executed or delivered.

1.2           In the Subscription Agreement the headings of the articles and clauses are inserted for convenience of reference only and shall not affect the meaning or construction thereof.

1.3           In the Subscription Agreement, words importing the singular include the plural, words importing the masculine gender include the feminine and vice versa.

1.4           In the Subscription Agreement, except as otherwise stated, all dollar amounts are expressed in United States dollars.

2.             Subscription for Notes

2.1           The Subscriber hereby irrevocably subscribes for and agrees to purchase from the Corporation, subject to the terms and conditions set forth herein, the number of Notes as set forth on the face page hereof at the Subscription Price and for the total Investment as set forth on the face page hereof and the Corporation accepts such subscription for Notes in accordance with the terms hereof.

2.2           The Subscriber agrees to pay to the Agent the total Investment as set forth and described on the face page hereof by delivering to the Agent, concurrent upon the execution and delivery of the Subscription Agreement, a certified cheque, bank draft or money order payable to the Agent in the full amount of the Investment for the Notes subscribed for hereunder.

2.3           The Subscriber hereby acknowledges that acceptance of this subscription is subject to rejection or allotment, in whole or in part, by the Corporation.  If this Subscription Agreement is rejected in whole or in part, the Subscriber acknowledges that the unused portion of the Investment will be promptly returned to it without interest.  Subject to the terms hereof, this subscription will be effective upon its acceptance by the Corporation and subject to receipt of all applicable regulatory and stock exchange approvals.  This private placement is not subject to a minimum subscription level, and upon Closing, all subscription proceeds will be retained by the Corporation in accordance with the terms hereof.

2.4           The Subscriber has completed, executed and returned the following documents to the Agent:

(a)    one (1) fully executed copy of the Subscription Agreement; and

(b)    Schedule “A”, U.S. Accredited Investor Status Certificate, for each Subscriber.

2.5           The Subscriber agrees that funds will be wired for credit to the account of: Ogilvy Renault LLP, in trust, Acct # 400-495-8, IBAN#: 003 00006, Transit#: 00006, Swift #: ROYCCAT-2, ABA #: 021000021, Address of account: Royal Bank of Canada, 90 Sparks Street Ottawa, Ontario  K1P 5T6, representing the aggregate Investment for Notes subscribed for hereunder, or such other method of payment against delivery of the Notes as the Corporation may accept, not later than 4:00 p.m. (E.S.T.) on the day that is not less than two (2) business days prior to the Closing Date or such other date or place as the Corporation may advise.

3.             Closing

3.1           The Closing will be completed on the Closing Date at the offices of Borden Ladner Gervais LLP, counsel for the Corporation at Vancouver, British Columbia, Canada or such other location as the Corporation and the Agent may agree.

3.2           At the Closing Time, subject to the terms of the Agency Agreement, the Agent will deliver all completed subscription agreements, including this Subscription Agreement and the aggregate Investment against delivery by the Corporation of the certificates representing the Senior Secured Notes.

3.3           The representations, warranties, covenants and acknowledgments of the Subscriber herein are made by the Subscriber with the intent that they be relied upon by the Corporation and the Agent in determining the Subscriber’s suitability as a purchaser of Notes, that such representations, warranties, covenants and acknowledgments will be true and correct on the Closing Date and that the Subscriber will indemnify the Corporation and the Agent and their respective affiliates, shareholders, directors, officers and employees and agents from and against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur caused or arising from a breach thereof.  The Subscriber undertakes to immediately notify the Corporation at VISTA GOLD CORP., 7961 Shaffer Parkway, Suite 5, Littleton, CO 80127  U.S.A., Fax: (720) 981-1186 Attention: Chief Financial Officer and the Agent at CASIMIR CAPITAL L.P. of 489 Fifth Avenue, Second Floor, New York, NY 10017  U.S.A., Fax: (212) 798-1399, Attention: Dov Wiener of any change in any statement or other information relating to the Subscriber set forth herein or in any document delivered herewith, which takes place prior to the Closing of the sale of the Notes.

3.4           The Subscriber acknowledges that the Agent has agreed to offer the Notes on a “private placement” basis and, in connection therewith, the Corporation and the Agent have entered into, or will enter into prior to the Closing Date, the Agency Agreement, pursuant to which the Agent, in connection with the offer and sale of the Notes, will receive a fee from the Corporation.  The Subscriber hereby irrevocably authorizes the Agent, in its sole discretion: (a) to act as its representative at the closing and to execute in its name and on its behalf all closing receipts and documents required; (b) to complete or correct any errors or omissions in any form or document provided by the Subscriber, including this Subscription Agreement; (c) to receive on its behalf certificates representing the Senior Secured Notes purchased under this Subscription Agreement; (d) to negotiate, settle and approve any opinions, certificates or other documents addressed to the Subscriber; and (e) to waive, in whole or in part, or to vary or amend, any representations or warranties or conditions for the Subscriber’s benefit contained in this Subscription Agreement and the Agency Agreement or any ancillary or related document.

3.5           The Corporation and the Agent shall be entitled to rely on delivery of a facsimile copy of the Subscription Agreement and acceptance by the Corporation of such agreement shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof.

4.             Representations, Warranties and Covenants of Subscriber

4.1           The Subscriber, for itself and on behalf of each beneficial purchaser for whom it acts, represents, warrants, covenants and certifies to the Corporation and the Agent that:

(a)                                  it has had the opportunity to be independently advised as to restrictions with respect to trading in the Senior Secured Notes and the Note Shares imposed by applicable securities legislation in the jurisdiction in which it resides and, if applicable, is purchasing the Notes, confirms that no representation has been made to it by or on behalf of the Corporation with respect thereto, acknowledges that it is aware of the characteristics of the Senior Secured Notes, the risks relating to an investment therein and of the fact that it may not be able to resell the Senior Secured Notes and the Note Shares except pursuant to exemptions under applicable securities legislation and regulatory policy until the expiry of the applicable hold periods and in compliance with other requirements of applicable securities laws and regulatory policy and that the certificates representing the Senior Secured Notes and the Note Shares will bear legends to this effect;

(b)                                 the Subscriber is aware that:

(i)                                      no securities commission or similar regulatory authority has reviewed or passed on the merits of the Notes;

(ii)                                   there is no government or other insurance covering the Notes;

(iii)                                there are risks associated with the purchase of the Notes;

(iv)          there are restrictions on the Subscriber’s ability to resell the Senior Secured Notes and Note Shares and it is the responsibility of the Subscriber to ascertain what these restrictions (U.S., Canadian or otherwise) are and to comply with these restrictions before selling the Senior Secured Notes and Note Shares; and

(v)           the Corporation has advised the Subscriber that the Corporation is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell the Notes through a person or company registered to sell the Notes under the Securities Act (British Columbia) and other applicable securities laws and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (British Columbia) and other applicable securities laws, including statutory rights of recission or damages, will not be available to the Subscriber;

(c)                                  the Subscriber is aware that the Senior Secured Notes and the Note Shares have not been registered under the U.S. Securities Act or under any state securities or “blue sky” laws, and accordingly such Securities are subject to restrictions on transfer and resale and may not be offered, sold, gifted, pledged, hypothecated, assigned or otherwise transferred without registration under the U.S. Securities Act and the securities laws of all applicable states of the United States, unless an exemption from registration is available;

(d)                                 the decision to execute the Subscription Agreement and purchase the Notes agreed to be purchased hereunder has not been based upon any material information concerning the Corporation that has not been publicly disclosed, nor upon any oral or written representation as to fact or otherwise made by or on behalf of the Corporation or the Agent, and the decision is based entirely on the Subscriber’s review of information which has been filed by the Corporation with the applicable securities commissions or stock exchange or other authority in compliance, or intended compliance, with applicable securities legislation (collectively, the “Public Record”);

(e)            it has had the opportunity to ask questions and receive answers concerning the Corporation and the Notes, has had access to the Public Record and has made such investigations, if any, concerning the Corporation as it has considered necessary so as to make an informed investment decision in connection with an investment in the Notes and the offer and sale of the Notes has not been accompanied by any advertisement nor any general solicitation nor general advertising as such terms are used under Rule 502(c) under the U.S. Securities Act, including but not limited to any advertisement in printed media of general and regular paid circulation, radio, television or telecommunications, including electronic display, with respect to the offering of the Notes and the Subscriber has not become aware of any such general solicitation or general advertising;

(f)            it has had the opportunity to obtain independent legal, income tax and investment advice with respect to its subscription for the Notes and applicable resale restrictions in respect of the Senior Secured Notes and the Note Shares and, accordingly, has had the opportunity to acquire an understanding of the meanings of all terms contained herein relevant to the Subscriber for the purpose of giving the representations, warranties and covenants contained herein;

(g)           the Subscriber has had the opportunity to consult its own legal advisors with respect to applicable resale restrictions and the Subscriber is solely responsible (and the Corporation is not responsible whatsoever) for compliance with applicable resale restrictions;

(h)                                  the Subscription Agreement is not enforceable by the Subscriber unless and until it has been accepted by the Corporation;

(i)             the Subscriber and any beneficial purchaser for whom the Subscriber is acting are resident at the address set out on the face page of the Subscription Agreement as the “Subscriber’s Address” and “Beneficial Purchaser’s Address”;

(j)             except as provided in subsection 4.1(k) hereof, the Subscriber is purchasing the Subscriber’s Notes as principal for its own account, and not for the benefit of any other person;

(k)            except as provided in subsection 4.1(k) hereof, the Subscriber is purchasing the Subscriber’s Notes for investment only and not with a view to resale or distribution.  The Subscriber is aware that no prospectus or similar disclosure document has been filed in connection with the offer or sale of the Notes, and it is purchasing the Notes pursuant to an exemption from the prospectus requirements under applicable securities laws and, as a consequence: (i) it is restricted from using most of the civil remedies available under applicable securities laws; (ii) it may not receive information that would otherwise be required to be provided to it under applicable securities laws; and (iii) the Corporation is relieved of certain obligations that would otherwise apply under applicable securities laws;

(l)             in the case of the purchase by the Subscriber of the Notes as agent or trustee for any Disclosed Principal, each beneficial purchaser of the Notes for whom the Subscriber is acting is purchasing its Notes as principal for its own account, and not for the benefit of any other person, for investment only and not with a view to resale or distribution, and complies with and meets the criteria in section 5.1(a) in respect of the subscription provided hereby, and the Subscriber has due and proper authority to act as agent or trustee for and on behalf of such beneficial Subscriber in connection with the transactions contemplated hereby and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid and binding agreement of, such beneficial Subscriber;

(m)           if the Subscriber is subscribing as agent for a Disclosed Principal, it has disclosed the name of the Disclosed Principal on the face page of this Subscription Agreement and acknowledges that the Corporation may be required by law to disclose to certain regulatory authorities the identity of each Disclosed Principal for whom the Subscriber is acting.

(n)           the representations and warranties of the Subscriber contained herein will be true and correct both as of the execution of the Subscription Agreement and as of the Closing Date and shall survive the completion of the issuance of the Notes for a period of two (2) years following the Closing Date;

(o)           the Subscriber will resell the Senior Secured Notes and the Note Shares only in accordance with the provisions of applicable securities legislation and stock exchange rules;

(p)           if an individual, the Subscriber is of full age of majority and is legally competent to execute the Subscription Agreement and take all action pursuant thereto;

(q)           the Subscription Agreement has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the Subscriber;

(r)            the Subscriber has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its investment and is able to bear the economic risk of loss of its investment;

(s)            the Subscriber understands that the sale and delivery of the Notes is conditional upon such sale being exempt from the requirements as to registration or the filing of a prospectus with any governmental or regulatory entity or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of registration or filing a prospectus;

(t)                                     if the Subscriber is a corporation, partnership, unincorporated association or other entity, the person executing the Subscription Agreement on behalf of the Subscriber has the necessary power and authority to do so and the Investment contemplated hereby has been duly authorized by all necessary action of the Subscriber;

(u)                                  if required by applicable securities legislation, policy or order or securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist the Corporation in filing such reports, undertakings and other documents with respect to the issue of the Notes, including, without limitation, the schedules hereto as applicable; and

(v)                                  the Subscriber acknowledges that the Corporation’s counsel and the Agent’s counsel are acting as counsel to the Corporation and the Agent, respectively, and not as counsel to the Subscriber.

5.             Further Representations, Warranties and Covenants of the Subscriber

5.1           The Subscriber hereby represents, warrants and covenants to the Corporation and the Agent:

(a)            the Subscriber is an Accredited Investor and is acquiring the Notes for its own account or for the account of another Accredited Investor over which the Subscriber exercises sole investment direction and not with a view to resale or distribution of the Senior Secured Notes or Note Shares in violation of United States Securities Laws and the Subscriber certifies that it and each Disclosed Principal is a resident in the jurisdiction set out on the face page of this Subscription Agreement. Such address was not created and is not used solely for the purpose of acquiring the Notes and the Subscriber was solicited to purchase Notes, and executed this Subscription Agreement, in such jurisdiction. The Subscriber has completed the U.S. Accredited Investor Status Certificate attached hereto as Schedule A and such certificate contains information about the Subscriber that is true and accurate as of the date of signing and will be true and correct as of the Closing;

(b)           the subscription for the Notes has not been made through or as a result of, and the distribution of the Senior Secured Notes is not being accompanied by any general solicitation or general advertising (as those terms are used in Regulation D), including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio, television or the internet, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

(c)                                   there are risks associated with the purchase of and investment in the Senior Secured Notes and Note Shares and the Subscriber is knowledgeable and or experienced in business and financial matters and is capable of evaluating the merits and risks of an investment in the Senior Secured Notes and Note Shares and fully understands the restrictions on resale of the Senior Secured Notes and Note Shares and is capable of bearing the economic risk of the investment, including the loss of its entire investment;

(d)                                  the Subscriber has not been formed solely for the purpose of entering into the transactions described herein;

(e)                                   the Senior Secured Notes shall be and the Note Shares may be subject to certain resale restrictions in Canada under applicable Canadian Securities Laws, and the Subscriber covenants and acknowledges that it will be solely responsible (and neither the Corporation nor the Agent are in any way responsible) for such compliance;

(f)                                     the ability to transfer the Senior Secured Notes and Note Shares is limited by, among other things, resale restrictions under applicable United States Securities Laws, and the Subscriber covenants and acknowledges that it will be solely responsible (and neither the Corporation nor the Agent are in any way responsible) for such compliance;

(g)                                  the certificates representing the Senior Secured Notes (and the Note Shares, if issued before that date which is four months and one day after the Closing Date) or the ownership statement issued under a direct registration system or other electronic book-entry system, as the case may be, will bear, as of the Closing Date, legends substantially in the following form and with the necessary information inserted:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE <INSERT DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER CLOSING DATE>.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE [IF SENIOR SECURED NOTES, ADD:  “NOR ANY SECURITIES ISSUABLE UPON THE CONVERSION OF SUCH SECURITIES”] ARE LISTED ON THE TORONTO STOCK EXCHANGE “TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.”

(h)                                  the Subscriber understands and acknowledges that:

(i)                                      if it decides to offer, sell or otherwise transfer any of the Senior Secured Notes or Note Shares, such securities may be offered, sold or otherwise transferred only pursuant to (A) an effective registration statement under the U.S. Securities Act and applicable United States state securities laws covering any such transaction, (B) receipt by the Corporation of an acceptable legal opinion stating that such transaction is exempt from registration, or (C) the Corporation otherwise satisfying itself that such transaction is exempt from registration;

(ii)                                   all certificates representing the Senior Secured Notes and Note Shares, as well as all certificates issued in exchange for or in substitution of the foregoing securities, until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, shall bear the following legend:

“NEITHER THIS CERTIFICATE NOR THE SECURITIES REPRESENTED HEREBY [IF SENIOR SECURED NOTES, ADD:  “NOR ANY SECURITIES ISSUABLE UPON THE CONVERSION OF SUCH SECURITIES”], NOR ANY INTEREST IN OR RIGHTS UNDER SAME, HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE, AND NEITHER THIS CERTIFICATE NOR THE SECURITIES REPRESENTED HEREBY [IF SENIOR SECURED NOTES, ADD:  “NOR ANY SECURITIES ISSUABLE UPON THE CONVERSION OF SUCH SECURITIES”], NOR ANY INTEREST IN OR RIGHTS UNDER SAME, MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF WITHOUT (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE UNITED STATES STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION, (B) RECEIPT BY THE CORPORATION OF AN ACCEPTABLE LEGAL OPINION STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THE CORPORATION OTHERWISE SATISFYING ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.”

(iii)                                if any Senior Secured Notes or Note Shares are being resold pursuant to Rule 144 under the U.S. Securities Act, the legend may be removed by delivery to the registrar and transfer agent and the Corporation of an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

(i)                                      it understands and acknowledges that the Corporation has the right to instruct the transfer agent for the Senior Secured Notes and Note Shares not to record a transfer by any person without first being notified by the Corporation that it is satisfied that such transfer is exempt from or not subject to registration under the U.S. Securities Act and any applicable state securities laws;

(j)                                    the Subscriber consents to the Corporation making a notation on its records or giving instructions to any transfer agent of the Subscriber’s Senior Secured Notes or Note Shares in order to implement the restrictions on transfer set forth and described herein;

(l)                                    the Subscriber has had the opportunity to review this Subscription Agreement and the Schedule(s) attached hereto and the transactions contemplated by this Subscription Agreement and fully understands the same;

(m)                              the Subscriber is solely responsible for its own due diligence investigation of the Corporation and its business, for its own analysis of the merits and risks of its investment in the Subscriber’s Senior Secured Notes or Note Shares made pursuant to this Subscription Agreement and for its own analysis of the terms of its investment;

(n)                                the Senior Secured Notes purchased or obtained pursuant to this Subscription Agreement and any Note Shares issued upon conversion of any such Senior Secured Notes are and will be “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act and the Subscriber is familiar with such rule and understands the resale limitations imposed thereby and the U.S. Securities Act and understands that for so long as such securities remain “restricted securities”, they may not be deposited into any unrestricted depository facility established or maintained by any depository bank;

(o)                                the Agent and/or its directors, officers, employees, agents, representatives and controlling shareholders assume no responsibility or liability of any nature whatsoever for the accuracy or adequacy of any such publicly available information concerning the Corporation or as to whether all information concerning the Corporation that is required to be disclosed or filed by the Corporation under the Securities Laws has been so disclosed or filed;

(p)                                the Corporation and the Agent are relying on the representations, warranties and covenants contained herein and in the applicable Schedule(s) attached hereto to determine the Subscriber’s eligibility to subscribe for the Notes under applicable Securities Laws and the Subscriber agrees to indemnify the Corporation, the Agent and each of their respective directors and officers against a1l losses, claims, costs, expenses, damages or liabilities which any of them may suffer or incur as a result of or arising from reliance thereon. The Subscriber undertakes to immediately notify the Corporation of any change in any statement or other information relating to the Subscriber set forth in such applicable Schedule(s) which takes place prior to the Closing Date;

(q)                                the Corporation is relying on an exemption from the requirement to provide the Subscriber with a prospectus under applicable Securities Laws and, as a consequence of acquiring the Senior Secured Notes and Note Shares pursuant to such exemption, certain protections, rights and remedies provided by applicable Securities Laws, including statutory rights of rescission or damages, under Canadian Securities Laws will not be available to the Subscriber;

(r)                                   the Subscriber understands and acknowledges that the Corporation is not obligated to file and has no present intention of filing with the SEC or with any state securities administrator any registration statement in respect of resales of the Senior Secured Notes or Note Shares;

(s)                                 the Subscriber is responsible for obtaining such legal and tax advice as it considers appropriate in connection with the execution, delivery and performance of this Subscription Agreement and the transactions contemplated under this Subscription Agreement;

(t)                                   there is no government or other insurance covering the Senior Secured Notes or Note Shares;

(u)                                THERE ARE RISKS ASSOCIATED WITH THE PURCHASE OF THE SENIOR SECURED NOTES AND NOTE SHARES AND THE SUBSCRIBER MAY LOSE HIS, HER OR ITS ENTIRE INVESTMENT;

(v)                                the Subscriber acknowledges that this Subscription Agreement and the Schedules hereto require the Subscriber to provide certain personal information to the Corporation and the Agent. Such information is being collected by the Corporation and the Agent for the purposes of completing the Offering, which includes, without limitation, determining the Subscriber’s eligibility to purchase the Notes under the Securities Laws and other applicable securities laws, registering the Senior Secured Notes and Note Shares in book-entry form or preparing and registering certificates representing Senior Secured Notes and Note Shares to be issued to the Subscriber, as the case may be, and completing filings required by any stock exchange or securities regulatory authority. The Subscriber’s personal information may be disclosed by the Corporation and the Agent to: (a) stock exchanges or securities regulatory authorities, (b) the Canada Revenue Agency, (c) the Corporation’s registrar and transfer agent, and (d) any of the other parties involved in the Offering, including legal counsel and may be included in record books in connection with the Offering. By executing this Subscription Agreement, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber’s personal information. The Subscriber also consents to the filing of copies or originals of any of the Subscriber’s documents described herein, including but not limited to those described in Section 2.4 hereof, as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby. The Subscriber represents and warrants that it has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of each Disclosed Principal;

(w)                              the Subscriber understands and acknowledges that the Notes may not be converted unless an exemption is available from the registration requirements of the U.S. Securities Act and the securities laws of all applicable states.

6.             Representations, Warranties and Covenants of the Corporation

6.1                                   The Subscriber shall have the benefit of and be entitled to rely upon, the representations, warranties and covenants made by the Corporation to the Agents and set forth in the Agency Agreement. Such representations and warranties and covenants provisions are hereby incorporated by reference such that they shall form an integral part of this Subscription Agreement and shall survive the closing of the purchase and sale of the Notes and shall continue in full force and effect, for a period of two (2) years following the Closing Date, for the benefit of the Subscriber in accordance with the Agency Agreement.  The Corporation acknowledges that breaches of these representations, warranties and covenants made by the Corporation to the Agents and set forth in the Agency Agreement may give rise to a right of action to recover damages against the Corporation at law and nothing contained herein shall preclude the Subscriber from exercising its rights at law to bring an action to recover damages which it may suffer or incur, directly or indirectly as a result of or in connection with any non-fulfilment of any covenant or agreement on the part of the Corporation under this Agreement or the Agency Agreement or any incorrectness in or breach of any representation or warranty of the Corporation contained in this Agreement or the Agency Agreement.

7.             Notice

7.1                                   Subject to paragraph 7.4 of this Subscription Agreement, any notice or other communication or instrument required or permitted to be given or delivered hereunder shall be in writing and shall be well and sufficiently given and delivered if enclosed in a sealed envelope, and given or delivered during regular office hours, to the parties at their respective addresses as follows:

TO THE SUBSCRIBER:

At the address of the Subscriber shown on the execution page hereof.

TO THE CORPORATION:

Vista Gold Corp.

7961 Shaffer Parkway

Suite 5

Littleton, CO 80127  U.S.A.

Attention:  Chief Financial Officer

TO THE AGENT:

Casimir Capital L.P.

489 Fifth Avenue

Second Floor

New York, NY 10017  U.S.A.

Attention:  Dov Wiener

7.2           Any notice so given shall be conclusively deemed to have been given when delivered, if given or delivered personally.

7.3           Any party may change its address for notice hereunder by notice given in the foregoing manner.

7.4           Notwithstanding paragraph 7.2 of this Subscription Agreement, the Corporation will notify the Subscriber of the occurrence of an Acceleration Event and such notice shall be conclusively deemed to have been received by the Subscriber when mailed by the Corporation.

8.             General

8.1           Each party shall from time to time, and at all times, do such further acts and execute and deliver all such further instruments, deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of the Subscription Agreement and to comply with applicable securities legislation.

8.2           This Subscription Agreement may not be assigned by any party.

8.3           Except as otherwise provided herein, the Subscription Agreement shall enure to the benefit of and shall bind the parties hereto and their respective successors and any permitted assigns.

8.4           Nothing herein contained shall be read or construed as creating between the parties hereto their relationship of agents, partners or joint venturers.

8.5           Time is of the essence in the Subscription Agreement.

8.6           The Subscription Agreement may only be amended by written agreement signed by the Corporation and the Subscriber.

8.7           The terms of the Subscription Agreement express and constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and no implied covenant or liability of any kind is created or shall arise by reason of these presents or anything in the Subscription Agreement contained.

8.8           This Subscription Agreement shall be governed and interpreted in accordance with the laws of the Province of British Columbia and shall for all purposes be deemed to have been made in the Province of British Columbia and the parties hereto irrevocably attorn to the jurisdiction of the courts of the Province of British Columbia, and all representations and warranties contained herein shall survive the execution of the Subscription Agreement.

8.9            Nothing in the Subscription Agreement will prevent the Corporation from carrying out any form of public or private financing, whether by the issuance of common shares or otherwise.

8.10          No waiver by any party hereto of any provision hereof shall be effective unless in writing, and a waiver shall affect only the matter, and the occurrence thereof, specifically identified in the writing granting such waiver and shall not extend to any other matter or occurrence.

8.11          This Subscription Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and all of which when taken together shall institute one and the same Subscription Agreement.

8.12          The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements or any special counsel retained by the Subscriber) relating to this subscription and purchase of the Notes contemplated hereunder to the Subscriber shall be borne by the Subscriber.

8.13          The Subscriber represents and warrants that the funds representing the Investment, which will be advanced by the Subscriber to the Corporation hereunder, will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLA”) and the Subscriber acknowledges that the Corporation or the Agent may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLA.  To the best of the Subscriber’s knowledge; (a) none of the subscription funds to be provided by the Subscriber (i) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Subscriber; and (b) the Subscriber shall promptly notify the Corporation and the Agent if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation and the Agent with appropriate information in connection therewith.

This Schedule must be completed and executed by all Subscribers.

SCHEDULE “A”

U.S. ACCREDITED INVESTOR STATUS CERTIFICATE

Capitalized terms not otherwise defined herein shall have the meanings attributed thereto in the Subscription Agreement to which this certificate was attached.

The undersigned Subscriber hereby represents and warrants to the Corporation, as an integral part of the attached Subscription Agreement, that he, she or it is correctly and in all respects described by the category or categories set forth directly next to which the Subscriber has marked below.

[MARK BELOW THE CATEGORY OR CATEGORIES WHICH DESCRIBES YOU]

1.                          The Subscriber (or if the Subscriber is acting on behalf of a principal, then the principal for whom the Subscriber is acting) satisfies one or more of the Categories indicated below (please place an “X” on the appropriate category):

(a)	☐	a bank as defined in Section 3(a)(2) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; or

(b)	☐	a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

(c)	☐	a broker or dealer registered pursuant to Section 15 of the U.S. Exchange Act; or

(d)	☐	an insurance company as defined in Section 2(13) of the U.S. Securities Act; or

(e)	☐	an investment company registered under the U.S. Investment Company Act of 1940; or

(f)	☐	a business development company as defined in Section 2(a)(48) of the U.S. Investment Company Act of 1940; or

(g)	☐	a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958; or

(h)	☐

an employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors” as defined in Rule 501(a) under the U.S. Securities Act; or

(i)	☐	a private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940; or

(j)	☐	an organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Notes, with total assets in excess of US$5,000,000; or

(k)	☐

a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; or

(l)	☐	a director, executive officer or general partner of the issuer of the securities being offered or sold, or any director, executive officer or general partner of a general partner of that issuer; or

(m)	☐	a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds US$1,000,000; or

(n)	☐

a natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

(o)	☐

a trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Notes, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the U.S. Securities Act; or

(p)	☐	an entity in which all of the equity owners meet one or more of the categories set forth above.

2.                        The undersigned, if a purchaser representative, is making the above statement based on personal knowledge of the Subscriber’s financial situation and has reviewed personal financial documentation with an accountant, financial advisor or other financial professional, if necessary, to determine that the above statement is true;

3.                        The Subscriber understands that the Corporation is relying on this certificate as evidence of the Subscriber’s status as an “accredited investor” as defined in Rule 501(a) of Regulation D and further understands that the Corporation may, in its sole discretion, require the Subscriber to execute a new and separate certificate each time the Subscriber subscribes for additional Notes.

DATED , 2008

Name of Subscriber (please print)

By:
Authorized Signature

Official Capacity or Title, if any (please print)

Name of Authorized Signing Authority

2